EXHIBIT 32.1

Certification pursuant to 18 U.S.C. 1350. as Adopted Pursuant to Section 906

of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Transcontinental Realty Investors, Inc., a Nevada corporation (the “Company”) hereby certifies pursuant to 18 U.S.C. Section 1350 that:

(i)	The Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(ii)	The information contained in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2007, fairly presents in all material respects, the financial condition and results of operations of the Company, at and for the periods indicated.

Date: May 15, 2008	/s/ Daniel J. Moos
Daniel J. Moos
President and Chief Operating Officer (Principal Executive Officer)

Date: May 15, 2008	/s/ Gene S. Bertcher
Gene S. Bertcher
Executive Vice President and Interim Chief Financial Officer